EXHIBIT 1



                                        July 18, 1996




International Nursing Services, Inc.
360 South Garfield Street, Suite 640
Denver, Colorado  80209

Gentlemen:

     1. At a closing to occur at the offices of your company (the "Company") simultaneously herewith, the undersigned ("Subscriber") will for $10,000 per Unit (as defined below) purchase from you, and you will sell, the number of Units set forth opposite Subscriber's name below. Such purchase by Subscriber is part of an offering in which an aggregate of 189 Units will be sold simultaneously with such sale to Subscriber. Each Unit consists of one share of the Company's 1996 Convertible Preferred Stock with a conversion value of $10,000 (the "Preferred") and 8,000 warrants to purchase a share of common stock of the Company at $2.50 per share (each, a "Warrant" and, collectively, the "Warrants"). The purchase price for these Units is being paid to the Company, in cash, concurrently herewith.

     2. (a) The Certificate of Designation for the Preferred shall be in the form of Exhibit A. The Preferred and any accrued but unpaid dividends thereon shall, at the option of the holder and subject to the provisions of Section (b), be convertible at any time prior to the third anniversary of the date of issue into common stock of the Company ("Common Stock") at the lesser of $1.25 per share or 75% of the average closing sales price of the common stock on NASDAQ (or such other securities exchange where the common stock may then be listed) during the last five trading days prior to conversion. Dividends shall accrue on the Preferred Stock from the date of issuance at 10% per annum, provided that such rate shall be increased to 18% per annum during the period (if any) after the 180th day after the date of this Agreement and prior to the effectiveness of the Registration Statement (as defined below). Dividends shall be payable on the last day of each calendar quarter in cash. At the option of the Subscriber and in addition to Subscriber's other remedies, the Company shall redeem the Preferred at conversion value, together with accrued dividends, on the second anniversary of the date of this Agreement if the Company's common stock is not then trading on a national securities exchange (including the NASDAQ National Market System or the NASDAQ Small Cap Market or the New York Stock Exchange or the American Stock Exchange, but excluding the NASDAQ Bulletin Board or other NASDAQ or other listings) or if the Registration Statement (as defined below) has not theretofore been declared effective. The Preferred shall also be entitled to priority over the common stock in liquidation.

          (b) The Preferred shall be convertible at less than $0.875 only to the extent that authorized but unissued shares of Common Stock are available for such conversion taking into account unissued shares reserved for issuance pursuant to outstanding warrants, options, or other convertible securities, if any. The Company shall at its annual meeting initially called for August 1996, which meeting shall in fact be held in September 1996, seek approval of an amendment of the Certificate of Incorporation of the Company to authorize 10,000,000 additional shares of Common Stock, the directors of the Company shall recommend to the stockholders that they vote in favor of such amendment and such increased number of authorized shares shall be reserved for issuance on conversion of the Preferred and exercise of the Warrants. If at any time or times thereafter there are nevertheless not a sufficient number of authorized but unissued shares of Common Stock available for the then conversion of the Preferred and exercise of the Warrants, the Company shall forthwith call a special stockholders' meeting to approve the amendment of the Certificate of Incorporation of the Company to authorize such additional shares of Common Stock as shall be required for such conversion and exercise, the directors of the Company shall recommend to the stockholders that they vote in favor of such amendment and such increased number of authorized shares shall be reserved for issuance on conversion of the Preferred and exercise of the Warrants. By separate agreement, John Yeros has agreed to vote his shares in favor of each such amendment. The period during which the Preferred shall be convertible and during which the Registration Statement is required to be effective shall each be extended by one day for each day on which the Preferred shall not be convertible by reason of the operation of this Section (b) and by an additional day for each day after February 1, 1997 that the Registration Statement shall not be effective.

          (c)  The Warrants shall be in the form of Exhibit B.

     3. Subscriber is hereby granted the option (the "Option"), exercisable by notice to the Company given at any time or times before the expiration date set forth below, to purchase from the Company a number of additional Units ("Option Units") equal in the aggregate to not more than the number of Units for which Subscriber subscribes in this Agreement. The purchase price for each Option Unit shall be $10,000, and shall accompany Subscriber's notice of exercise. The expiration date of the Option shall be December 31, 1997 or, if later, the 30th day of the effectiveness of the Registration Statement. Each Option Unit shall in all respects be identical to the non-Escrow Units subscribed for herein, provided that the date of issuance of the Option Units shall be the date on which the Option was exercised with respect thereto.

      (a) The Company will on or before the 120th day after the date of this Agreement file a registration statement on Form S-3 or, if Form S-3 is not then available, on such other SEC form as the Company may select (the "Registration Statement") for the public sale by the holders of the shares of common stock of the Company which are issuable on conversion of the Preferred or upon exercise of the Warrants (including any shares which were theretofore issued or which may thereafter be issued on conversion of Preferred or exercise of Warrants which were theretofore issued upon exercise of the Option or which may thereafter be issued should Subscriber thereafter exercise the Option). The Company shall use its best efforts to cause the Registration Statement to become effective not later than 90 days after the date of filing, and to remain effective for three years. The registration shall be accompanied by blue sky clearances in such states as the holders may reasonably request. The Company shall pay all expenses of the registration hereunder, other than the holders' underwriting discounts. Registration rights may be assigned to assignees of the Preferred, the Warrants or the underlying stock.

     4. (a) Subscriber represents and warrants that it is purchasing the Units, and will purchase any Option Units, solely for investment solely for its own account and not with a view to or for the resale or distribution thereof. Subscriber acknowledges receipt of a description attached hereto as Exhibit C of certain risk factors concerning the Company and the Units, and copies of the following information filed with the United States Securities and Exchange Commission: (i) Annual Report on Form 10-KSB for the fiscal year of the Company ended December 31, 1995, (ii) Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1996, and (iii) Special Reports on Form 8-K dated December 28, 1995, January 10, 1996, January 15, 1996, April 15, 1996 and April 19, 1996.

          (b) Subscriber understands that it may sell or otherwise transfer the Units, the Preferred, the Warrants or the shares of Common Stock issuable on conversion or exercise of the Preferred or the Warrants only if such transaction is duly registered under the Securities Act of 1933, as amended, under the Registration Statement or otherwise, and is duly registered or qualified under any applicable state securities laws, or if Subscriber shall have received the favorable opinion of counsel to the holder, which counsel and opinion shall be reasonably satisfactory to counsel to the Company, to the effect that such sale or other transfer may be made in the absence of registration under the Securities Act of 1933, as amended, and in the absence of registration or qualification under applicable state securities laws. The certificates representing the aforesaid securities will be legended to reflect these restrictions, and stop transfer instructions will apply. Subscriber realizes that the Units are not a liquid investment.

     5. (a) Subscriber has not relied upon the advice of a "Purchaser Representative" (as defined in Regulation D of the Securities Act) in evaluating the risks and merits of this investment. Subscriber has the knowledge and experience to evaluate the Company and the risks and merits relating thereto.

          (b) Subscriber represents and warrants that Subscriber is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act of 1933, as amended, and shall be such on the date any shares are issued to the holder; Subscriber acknowledges that Subscriber is able to bear the economic risk of losing Subscriber's entire investment in the shares and understands that an investment in the Company involves substantial risks; Subscriber has the power and authority to enter into this agreement, and the execution and delivery of, and performance under this agreement shall not conflict with any rule, regulation, judgment or agreement applicable to the Subscriber; and Subscriber has invested in previous transactions involving restricted securities.

      6. This Agreement may not be changed or terminated except by written agreement. It shall be binding on the parties and on their personal representatives and permitted assigns. It sets forth all agreements of the parties. It shall be enforceable by decrees of specific performance (without posting bond or other security) as well as by other available remedies.

Subscriber:                        INTERNATIONAL NURSING
SERVICES, INC.

Millenco L.P.                      /s/John Yeros
By:____________________
                              Title:  President

Number of Units:   20 Units

                                                     Exhibit B

Neither this Warrant nor the shares of Common Stock issuable on exercise of this Warrant have been registered under the Securities Act of 1933. None of such securities may be transferred in the absence of registration under such Act and registration or qualification under applicable state securities laws or an opinion of counsel to the effect that such registrations or qualifications are not required.

             INTERNATIONAL NURSING SERVICES, INC.

          WARRANT

          DATED: July 18, 1996

Number of Shares 160,000 /s/JY

Holder: Millenco L.P.

Address: 111 Broadway
        NY NY


________________________

THIS CERTIFIES THAT the holder of this Warrant ("Holder") is entitled to purchase from INTERNATIONAL NURSING SERVICES, INC., a Colorado corporation (hereinafter called the "Company"), at $2.50 per share the number of shares of the Company's common stock set forth above ("Common Stock"). This Warrant shall expire on the third anniversary of the date of the date of issuance of this Warrant, but such expiration shall be extended by one day for each day after February 1, 1997 on which the registration statement referred to in an agreement of even date herewith is not in effect with respect to the shares purchasable under the Warrant.

     1. This Warrant and the Common Stock issuable on exercise of this Warrant (the "Underlying Shares") may be transferred, sold, assigned or hypothecated, only if registered by the Company under the Securities Act of 1933 (the "Act") and registered or qualified under any applicable state securities laws, or if the Company has received from counsel to the Holder who is reasonably satisfactory to the Company a written opinion which is reasonably satisfactory to the Company to the effect that registration of the Warrant or the Underlying Shares is not necessary in connection with such transfer, sale, assignment or hypothecation. The Warrant and the Underlying Shares shall be appropriately legended to reflect this restriction and stop transfer instructions shall apply.

     2. The Holder is entitled to certain registration rights under an agreement of even date herewith.

     3. (a) Any permitted assignment of this Warrant shall be effected by the Holder by (i) executing the form of assignment at the end hereof, (ii) surrendering the Warrant for cancellation at the office of the Company, accompanied by the opinion of counsel to the Holder referred to above; and (ii) unless in connection with an effective registration statement which covers the sale of this Warrant and or the shares underlying the Warrant, delivery to the Company of a statement by the transferee (in a form acceptable to the Company and its counsel) that such Warrant is being acquired by the transferee for investment and not with a view to its distribution or resale; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) new Warrants representing in the aggregate rights to purchase the same number of Shares as are purchasable under the Warrant surrendered. Such Warrants shall be exercisable immediately upon any such assignment of the number of Warrants assigned. The transferor will pay all relevant transfer taxes. Replacement warrants shall bear the same legend as is borne by this Warrant.

     4. The term "Holder" should be deemed to include any permitted record transferee of this Warrant.

     5. The Company covenants and agrees that all shares of Common Stock which may be issued upon exercise hereof will, upon issuance, be duly and validly issued, fully paid and non-assessable and no personal liability will attach to the holder thereof. The Company further covenants and agrees that, during the periods within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock for issuance upon exercise of this Warrant and all other Warrants.

     6. This Warrant shall not entitle the Holder to have voting rights or other rights as a stockholder of the Company.

     7. In the event that as a result of reorganization, merger, consolidation, liquidation, recapitalization, stock split, combination of shares or stock dividends payable with respect to such Common Stock, the outstanding shares of Common Stock of the company are at any time increased or decreased or changed into or exchanged for a different number or kind of share or other security of the Company or of another corporation, then appropriate adjustments in the number and kind of such securities then subject to this Warrant and/or the exercise price of this Warrant shall be made effective as of the date of such occurrence so that both the position of the Holder upon exercise and the total exercise price payable on such exercise will be the same as they would have been had Holder owned immediately prior to the occurrence of such events the Common Stock subject to this Warrant. Such adjustments shall be made successfully whenever any event listed above shall occur and the Company will notify the Holder of the Warrant of each such adjustment. Any fraction of a share resulting from any adjustment shall be eliminated and the price per share of the remaining shares subject to this Warrant adjusted accordingly.

     8. The rights represented by this Warrant may be exercised at any time within the period above specified by (i) surrender of this Warrant at the principal executive office of the Company (or such other office or agency of the (Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the exercise price for the number of Shares specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) unless in connection with an effective registration statement which covers the sale of the shares underlying the Warrant, the delivery to the Company of a statement by the Holder (in a form acceptable to the Company and its counsel) that such Shares are being acquired by the Holder for investment and not with a view to their distribution or resale.

     The certificates for the Common Stock so purchased shall be delivered to the Holder within a reasonable time, not exceeding three business days after all requisite documentation has been provided, after the rights represented by this Warrant shall have been so exercised, and shall bear a restrictive legend with respect to any applicable securities laws.

     9. This Warrant shall be governed by and construed in accordance with the laws of the State of Colorado. The Colorado courts shall have exclusive jurisdiction over this instrument and the enforcement thereof. Service of process shall be effective if by certified mail, return receipt requested. All notices shall be in writing and shall be deemed given upon receipt by the party to whom addressed. This instrument shall be enforceable by decrees of specific performances as well as other remedies,

     IN WITNESS WHEREOF, INTERNATIONAL NURSING SERVICES, INC. has caused this Warrant to be signed by its duly authorized under Its corporate seal, and to be dated as of the date set forth above.

                         INTERNATIONAL NURSING SERVICES, INC.


                              By  /s/ John Yeros
                              Title:President



In the presence of: